EXHIBIT 10.2
THIRD AMENDMENT TO
REVOLVING CREDIT AGREEMENT

THIS THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Third Amendment”) is made as of the 31st day of March, 2009 (the “Effective Date”), by and between SHOW ME ETHANOL, LLC, a Missouri limited liability company (the “Borrower”) and FCS FINANCIAL, PCA, a federally chartered instrumentality (hereinafter referred to as “Lender”) (Lender and Borrower sometimes hereinafter collectively the “Parties”).

WITNESSETH:

WHEREAS, on November 6, 2007, the Parties entered into that certain Revolving Credit Agreement (the “Agreement”), wherein, among other things, Lender provided funds to Borrower in connection with the Project and the operation thereof; and

WHEREAS, on June 2, 2008, the Parties entered into that certain First Amendment to Revolving Credit Agreement (“First Amendment”), and on December 12, 2008, the Parties entered into that certain Second Amendment to Revolving Credit Agreement (the “Second Amendment”); and

WHEREAS, Borrower and Lender hereby desire to amend the Revolving Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and of the terms and conditions contained in this Amendment, and of any loans or extensions of credit or other financial accommodations at any time made to or for the benefit of Borrower by the Lender, the Borrower and Lender agree as follows:

1.           General Definitions.  The Parties hereto acknowledge and agree that the following defined terms shall be deleted from Section 1.1 “General Definitions” and amended as follows:

““EBITDA” shall mean Borrower’s earnings before interest, taxes, depreciation, and amortization.

“Equity Drive” shall mean Borrower’s voluntary request of its members for the contribution of a minimum of $5,700,000.00 in cash or other form of equity on or before April 1, 2009.

“Existing Corn Contracts” shall mean those certain forward corn purchase contracts by and between the Borrower and Ray-Carroll as set forth on Exhibit B attached to the Third Amendment.

“Fixed Charge Coverage Ratio” shall mean the ratio of the Borrower’s EBITDA to the Borrower’s current portion of long term debt, interest expense, tax distributions, dividends and capital expenditures.

“Hedging Policy” shall mean the Borrower’s policy regarding the purchase and sale of corn, DDG, ethanol and/or natural gas, as approved by Borrower’s board of managers.

“Maturity Date” shall mean June 2, 2010.

“Minimum Equity Percentage” shall mean the percentage value of Borrower’s equity divided by Borrower’s total assets.

“Railroad Spur Easement” shall mean that certain Railroad Spur Easement dated January 9, 2007, by and between Ray-Carroll and Borrower.

“Ray-Carroll Subordinated Loan” shall mean a loan in the amount of approximately $12,000,000 evidenced by a Subordinated Secured Promissory Note due in March of 2014 between Ray-Carroll and Borrower to settle the Existing Corn Contracts.

“Working Capital” means current assets of the Borrower, less current liabilities (excluding the then current portion of the Long Term Debt) of the Borrower; provided, however, the Member Loan and the Ray-Carroll Subordinated Loan shall each be excluded as a Debt in the determination of Working Capital until such time as the Member Loan or the Ray-Carroll Subordinated Loan is then currently due and owing.”

Additionally, a new subsection (v) of the “Matured Default” definition shall be inserted and read as follows:

“(v)           Any default under the Ray-Carroll Subordinated loan beyond the applicable cure periods.”

Furthermore, the definition of “Subordinated Debt” shall be deleted in its entirety and replaced with the following:

““Subordinated Debt” shall mean any and all Debt of Borrower held by any person other than Lender or any Term Loan Lender, including, without limitation, the Member Loan and the Ray-Carroll Subordinated Loan.”

2.           Affirmative Covenants.  The Parties hereto acknowledge and agree that the following items in Section 9 “AFFIRMATIVE COVENANTS” shall be deleted in their entirety and replaced with the following:

“9.4           Net Worth.  Maintain as of the Closing Date Total Net Worth not less than $31,995,000.00.  Thereafter, from the Closing Date until September 29, 2008, maintain at all times Total Net Worth measured on a quarterly basis at the end of each quarter of not less than $28,000,000.00, and for the period between September 30, 2008 and March 31, 2009, Total Net Worth not less than $14,000,000.00 as measured on a monthly basis.  Following April 1, 2009 through the Maturity Date, Borrower shall not be required to maintain a minimum Total Net Worth.

9.5           Minimum Fixed Charge Coverage Ratio. Maintain a minimum Fixed Charge Coverage Ratio of (a) not less than.70:1.00 for the period of January 1, 2009 through December 31, 2009 and (b) not less than 1.05:1:00 for the period of January 1, 2010 through the Maturity Date.

9.6           Minimum Working Capital. From April 1, 2009 through and including December 31, 2009, maintain Working Capital in an amount not less than $3,000,000.00, and from January 1, 2010 through the Maturity Date in an amount not less than $3,500,000.00.

9.7           Minimum Equity Percentage.  Maintain a Minimum Equity Percentage of greater than thirty-five percent (35%) for those periods measured between the Closing Date and September 29, 2008, and for the period September 30, 2008 through March 31, 2009, maintain a Minimum Equity Percentage of no less than seventeen percent (17%), as measured on a monthly basis.  Following April 1, 2009 through the Maturity Date, Borrower shall not be required to maintain a Minimum Equity Percentage.”

The Parties hereto acknowledge and agree that Section 9 shall be amended by adding the following additional affirmative covenants to the Agreement and shall read as follows:

“9.19       Financing/Equity Opportunities.  On or before December 31, 2010, Borrower shall retain a financial advisor to assist the Borrower in evaluating potential financing or sale transactions.

9.20         Plant Manager.  On or before May 1, 2009, Borrower must either (i) retain a plant manager to operate the Project; or (ii) enter into a consulting agreement with an individual or company to provide ongoing assistance with the operation of the Project.

9.21         Risk Management.  On or before May 1, 2009, Borrower must retain a risk manager to assist the Borrower in managing the Borrower’s commodity risk and assist in compliance with the Hedging Policy.

9.22         Amendment to Air Permit.  On or before December 31, 2009, Borrower shall prepare a report outlining the feasibility obtaining an individual and permanent air permit with the State of Missouri on terms and conditions as shall be reasonably acceptable Lender.”

3.           Negative Covenants.  The Parties hereto acknowledge and agree that Section 10 “Negative Covenants” shall be amended as follows:

“10.12     Engage in any activity which materially violates the Hedging Policy, including, but not limited to, entering into any forward contracts with Ray-Carroll, without proper risk management authorization; provided, however, the failure of Borrower to maintain compliance with the Hedging Policy, as reported to Lender on a weekly basis, shall only be an Matured Default in the event Borrower fails to maintain compliance in three (3) consecutive weeks or in more than seven (7) weeks in a given twelve (12) month period.

10.13       Suspend, eliminate or materially modify or amend the Hedging Policy without Agent’s prior written consent; provided, however, on or before July 1, 2009, the Borrower, with the mutual agreement of the Agent and the advice of Borrower’s risk manager shall prepare an updated Hedging Policy which shall take into account Borrower’s increased capacity and current efficiencies.  Following completion of the updated Hedging Policy and notwithstanding the foregoing, upon delivery of advanced written notice to Agent, Borrower may temporarily suspend, modify or amend the Hedging Policy for a period of not to exceed fifteen (15) days for a business reason in the sole judgment of the Borrower’s Board of Managers and following the temporary suspension, modification or amendment of the Hedging Policy the Borrower and Agent shall, if required, mutually agree upon provisions implementing the temporary suspension, modification or amendment.”

4.           Reporting Requirements.  The Parties hereto acknowledge and agree that subsections (m) and (n) of Section 9.3 shall be amended to read as follows:

“(m)	As soon as reasonably available, Borrower's updated weekly rolling thirteen (13) week cash flow analysis in a form and substance reasonably acceptable to Lender.

(n)
As soon as reasonably available, Borrower’s updated weekly detailed report of Borrower’s hedging positions and a certificate of compliance with the Hedging Policy from an authorized officer of Borrower.”

5.           Consent to Additional Indebtedness.  By execution of this Third Amendment, Lender hereby consents to Borrower incurring additional Indebtedness in the form of the Ray-Carroll Subordinated Loan.

6.           Conditions Precedent to this Third Amendment.  The Parties hereto acknowledge and agree that following shall be conditions precedent to the execution and delivery of this Amendment by Lender:

6.1           Execution of the Third Amendment to Revolving Note.  Borrower shall have executed and delivered to Lender the Third Amendment to Revolving Note, in the form attached hereto as Exhibit A.

6.2           Updated Borrower’s Cash Flow Analysis.  Borrower shall have delivered to Lender Borrower’s updated weekly rolling thirteen (13) week cash flow analysis in a form acceptable to Lender.

6.3           Current Hedging Report; Hedging Policy.  Borrower shall have delivered to Lender, Borrower’s current report on its hedging positions in a form and substance reasonably acceptable to Lender and a copy of the Hedging Policy.

6.4           Completion of Equity Drive.  Completion of the Equity Drive and the placement of all contributed funds in a designated Borrower bank account.

6.5           Settlement of Existing Corn Contracts.  Borrower and Ray-Carroll shall have entered into an agreement, on terms reasonably acceptable to Lender and the Term Loan Lender, for the cancellation or settlement of the amounts owed and the delivery of all remaining bushels of corn under the Existing Corn Contracts.

6.6           Intercreditor Agreement with Ray-Carroll.  Term Loan Lender, Borrower and Ray-Carroll shall have entered into an intercreditor agreement, acceptable to Lender and the Term Loan Lender.

6.7           Financial Forecasts.  Borrower shall have delivered to Lender Borrower’s revised twelve (12) month financial forecast and Borrower’s five (5) year financial forecast, both of which shall be acceptable to Lender, in its sole discretion.

7.           SUBMISSION TO JURISDICTION; WAIVER OF BOND AND TRIAL BY JURY.  The Parties hereto acknowledge and agree that Section 12.13 “Submission to Jurisdiction; Waiver of Bond and Trial by Jury” shall be amended by deleting the first full sentence thereof and inserting the following:

“THE BORROWER CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF SAINT LOUIS, MISSOURI AND WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT.”

8.           Reaffirmation of Previous Terms and Conditions.  All of the remaining terms and conditions of the Agreement, as amended, where not inconsistent with the above, shall remain the same and are hereby republished, reaffirmed and restated as of the date hereof.

9.           Statutory Notice Pursuant to RSMO § 432.047.3(1).  “Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement.  To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.”

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IN WITNESS WHEREOF, the Parties hereto have duly executed this Third Amendment as of the date first written above.

BORROWER:

SHOW ME ETHANOL, LLC

By
Name
Title

LENDER:

FCS FINANCIAL, PCA

By
Name
Title

EXHIBIT A

Amendment to Revolving Note

THIRD AMENDMENT TO REVOLVING NOTE

THIS THIRD AMENDMENT TO REVOLVING NOTE (“Third Amendment”) is entered into as of the 31st day of March, 2009, by and between SHOW ME ETHANOL, LLC, a Missouri limited liability company (hereinafter referred to as “Borrower”), and FCS FINANCIAL, PCA, (hereinafter referred to as “Lender”)

WITNESSETH:

WHEREAS, Lender is the owner and holder of a Revolving Note dated November 6, 2007, as amended, in the principal amount of up to Five Million Dollars ($5,000,000.00) and made payable by Borrower to Lender (the “Revolving Note”).  Except as otherwise defined herein or unless the context otherwise requires, capitalized terms not defined herein shall have the meanings given such terms in the Revolving Note, or if not defined therein, then the meanings given those terms in the Revolving Credit Agreement (defined below); and

WHEREAS, the Revolving Note evidences advances under the Revolving Note made pursuant to the terms of that certain Revolving Credit Agreement dated November 6, 2007, as amended (the “Revolving Credit Agreement”), between Borrower and Lender; and

WHEREAS, the Parties hereto are executing a Third Amendment to Revolving Credit Agreement dated of even date herewith, pursuant to which Lender extended the Maturity Date from June 2, 2009 to June 2, 2010; and

WHEREAS, Borrower and Lender now wish to amend the Revolving Note to the extent necessary to reflect the above-described change;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter stated, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1.           The Revolving Note is hereby amended by deleting the first full paragraph of the Revolving Note and by inserting in lieu of the deleted paragraph the following paragraph:

“FOR VALUE RECEIVED, the undersigned, SHOW ME ETHANOL, LLC, a Missouri limited liability company (hereinafter referred to as “Borrower”), promises to pay to the order of FCS FINANCIAL, PCA, (hereinafter referred to as “Lender”), at such place as Lender may designate, in lawful money of the United States of America, the principal sum of Five Million Dollars ($5,000,000.00) or so much thereof as may be advanced and be outstanding, together with interest on any and all principal amounts outstanding calculated in accordance with the provisions set forth below.  This Note is issued under that certain Revolving Credit Agreement dated November 9, 2007, as amended by that certain First Amendment to Revolving Credit Agreement dated June 2, 2008 and as further amended by that certain Second Amendment to Revolving Credit Agreement dated December 12, 2008 and that certain Third Amendment to Revolving Credit Agreement dated March 31, 2009 (as the same may be amended, replaced, restated and/or supplemented from time to time, the “Credit Agreement”), between Borrower and Lender.”

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2.           Modification of Maturity Date.  The Parties acknowledge and agree that the fourth (4th) paragraph of the note, “Maturity Date”, shall be deleted in its entirety and the following inserted in its place:

““Maturity Date”: shall mean June 2, 2010.”

3.           Ratification of Revolving Note.  Borrower and Lender hereby ratify and confirm the Revolving Note, as amended hereby, in all respects; and, except as amended hereby, the Revolving Note shall remain in full force and effect.

4.           Attachment of this Amendment to Revolving Note.  This Amendment may be attached to and shall form a part of the Revolving Note for all purposes.

5.           Counterpart Execution.  This Amendment may be executed in counterparts, and any number of counterparts shall constitute one original.

6.           Definitions.  Except as otherwise defined herein or unless the context otherwise requires, capitalized terms not defined herein shall have the meanings given those terms in the Revolving Credit Agreement.

SHOW ME ETHANOL, LLC
a Missouri limited liability company

By:
Name:
Title:

“Borrower”

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EXHIBIT B

Existing Corn Contracts